Calculation of Filing Fee Tables

Form S-1

(Form Type)

Guardian Pharmacy Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock, par value $0.001 per share	Rule 457(a)	7,762,500(1)	$16.00	$124,200,000	$147.60 per $1,000,000	$18,331.92
Fees Previously Paid	Equity	Class A Common Stock, par value $0.001 per share	Rule 457(o)	—	—	$115,000,000	$147.60 per $1,000,000	$16,974.00
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$124,200,000		$18,331.92
	Total Fees Previously Paid							$16,974.00(2)
	Total Fee Offsets							—
	Net Fees Due							$1,357.92

(1)	Includes 1,012,500 additional shares of Class A Common Stock that the underwriters have the option to purchase.

(2)	Fees of $16,974.00 were previously paid upon the initial filing of the Registration Statement on Form S-1 to which this exhibit is attached.